Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(260,447)
Unrealized Gain (Loss) on Market Value of Futures	(506,965)
Dividend Income	239
Interest Income	389
ETF Transaction Fees	350
Total Income (Loss)	$(766,434)

Expenses
General Partner Management Fees	$8,959
Professional Fees	8,616
Brokerage Commissions	341
Non-interested Directors' Fees and Expenses	95
Prepaid Insurance Expense	132
NYMEX License Fee	179
Total Expenses	18,322
Expense Waiver	(7,572)
Net Expenses	$10,750
Net Income (Loss)	$(777,184)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/15	$14,909,665
Withdrawals (50,000 Shares)	(594,612)
Net Income (Loss)	(777,184)

Net Asset Value End of Month	$13,537,869
Net Asset Value Per Share (1,200,000 Shares)	$11.28

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612